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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Amendment No. 2 to registration statement on Form S-1 (File No. 333-50243) of our reports dated November 24, 1997, except for Notes 14 and 15, for which the date is April 14, 1998 on our audits of the financial statements and the financial statement schedule of Artisan Components, Inc. We also consent to the reference to our firm under the caption "Experts" and "Selected Financial Data."

                                          COOPERS & LYBRAND L.L.P.

San Jose, California

April 27, 1998